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                                                                    Exhibit 99.1

              TransDigm Announces Regular Quarterly Conference Call

Richmond Hts., Ohio, March 4, 2003 -- TransDigm Inc. ("TransDigm") today announced that it will hold a conference call on Friday, March 7, 2003, at 11:30 AM Eastern Standard Time to discuss its first quarter results. On February 7, 2003, TransDigm filed Form 10-Q with the SEC for the first quarter ended December 28, 2002. Individuals wishing to participate in the conference call should dial 800-226-0630. A replay will be available through Friday, March 14, 2003 until 5:00 PM Eastern Standard Time. To access the replay dial 800-642-1687, the access code is 8867448.

TransDigm also announced that on February 28, 2003 TransDigm paid a dividend of approximately $32.8 million to TransDigm Holding Company and TransDigm Holding Company used the funds to repurchase all of its outstanding 12% pay-in-kind notes.

TransDigm is a leading supplier of proprietary, highly engineered power systems and airframe components servicing the aerospace industry. Major products include ignition systems components, gear pumps, electromechanical controls, batteries/chargers, engineered connectors and latches and lavatory hardware.

Any questions please contact Eileen M. Fallon at TransDigm 216-289-4939.